As filed with the Securities and Exchange Commission on August 13, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MASCO CORPORATION
(Exact Name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	38-1794485 (I.R.S. Employer Identification No.)
21001 Van Born Road
Taylor, Michigan
48180
(Address including zip code of Principal Executive Offices)

Masco Corporation 2005 Long Term Stock Incentive Plan
(Full title of the plan)

Gregory D. Wittrock
Vice President, General Counsel and
Secretary
Masco Corporation
21001 Van Born Road
Taylor, Michigan, 48180
(313) 274-7400

(Name, address and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed Maximum	Amount of
	Amount to be	Maximum Offering	Aggregate	Registration Fee
Title of Securities to be Registered	Registered (1) (2)	Price Per Share (3)	Offering Price (3)	(3) (4)
Common Stock (par value $1.00 per share)	6,500,000	$10.67	$69,355,000	$4,945.01

(1)	Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents additional shares available for future awards under the Masco Corporation 2005 Long Term Stock Incentive Plan, as amended and restated.

(3)	Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended (the “1933 Act”), solely for the purpose of computing the registration fee, based on the average of the high and low prices of the securities being registered hereby on the New York Stock Exchange on August 11, 2010.

(4)	A portion of the filing fee ($4,888.93) was previously paid and should be offset from the amount in the Company’s account with the SEC. The balance of the filing fee ($56.08) was paid on August 12, 2010.

EXPLANATORY NOTE
Registration statements on Form S-8 (Registration Nos. 333-126888 and 333-162766) of Masco Corporation (the “Company”) were filed on July 26, 2005 and October 30, 2009 (the “Prior Registration Statements”) to register under the 1933 Act 25,000,000 and 9,000,000 shares, respectively, of the Company’s common stock, par value $1.00 per share, issuable to eligible participants under the Masco Corporation 2005 Long Term Stock Incentive Plan, as amended and restated on May 11, 2010 (the “Plan”). This Registration Statement on Form S-8 (the “Registration Statement”) has been prepared and filed pursuant to and in accordance with the requirements under General Instruction E to Form S-8 for the purpose of effecting the registration under the 1933 Act of an additional 6,500,000 shares of the Company’s common stock issuable pursuant to awards to be granted under the Plan at any time or from time to time.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
     Pursuant to General Instruction E to Form S-8, the Company hereby incorporates by reference the contents of the Prior Registration Statements.
ITEM 8. EXHIBITS

5.1	Opinion of Gregory D. Wittrock

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Gregory D. Wittrock (included in Exhibit 5.1)

24.1	Limited Power of Attorney

2

SIGNATURES
     Pursuant to the requirements of the 1933 Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Taylor, Michigan on the 13th day of August, 2010.

MASCO CORPORATION
By:	/s/ John G. Sznewajs
	Name:	John G. Sznewajs
	Title:	Vice President, Treasurer and Chief Financial Officer

     Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy Wadhams Timothy Wadhams	President, Chief Executive Officer and Director (Principal Executive Officer)	August 13, 2010

/s/ John G. Sznewajs John G. Sznewajs	Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)	August 13, 2010

/s/ William T. Anderson William T. Anderson	Vice President — Controller (Principal Accounting Officer)	August 13, 2010

* /s/ Dennis W. Archer Dennis W. Archer	Director	August 13, 2010

* /s/ Thomas G. Denomme Thomas G. Denomme	Director	August 13, 2010

* /s/ Anthony F. Early, Jr. Anthony F. Early, Jr.	Director	August 13, 2010

* /s/ Verne G. Istock Verne G. Istock	Director	August 13, 2010

* /s/ David L. Johnston David L. Johnston	Director	August 13, 2010

* /s/ J. Michael Losh J. Michael Losh	Director	August 13, 2010

* /s/ Richard A. Manoogian Richard A. Manoogian	Director	August 13, 2010

* /s/ Lisa A. Payne Lisa A. Payne	Director	August 13, 2010

* /s/ Mary Ann Van Lokeren Mary Ann Van Lokeren	Director	August 13, 2010

*	The undersigned, by signing his name hereto, does hereby sign this Registration Statement on Form S-8 on behalf of each of the directors of the Registrant identified above pursuant to the Limited Power of Attorney executed by the directors identified above, which Limited Power of Attorney is filed with this Registration Statement on Form S-8 as Exhibit 24.1.

/s/ John G. Sznewajs	Attorney-in-Fact
John G. Sznewajs

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Legal Counsel

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Gregory D. Wittrock (included in Exhibit 5.1)

24.1	Limited Power of Attorney